    As filed with the Securities and Exchange Commission on December 5, 1997
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                           HEALTHCARE RECOVERIES, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                               61-1141758
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)

                              1400 WATTERSON TOWER
                           LOUISVILLE, KENTUCKY 40218
   (Address, including zip code, of registrant's principal executive offices)

            HEALTHCARE RECOVERIES, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                               PATRICK B. MCGINNIS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              1400 WATTERSON TOWER
                           LOUISVILLE, KENTUCKY 40218
                                 (502) 454-1340
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

      WILLIAM R. SPALDING                         DOUGLAS R. SHARPS
        KING & SPALDING                       EXECUTIVE VICE PRESIDENT
     191 PEACHTREE STREET                   - FINANCE AND ADMINISTRATION,
  ATLANTA, GEORGIA 30303-1763           CHIEF FINANCIAL OFFICER AND SECRETARY
        (404) 572-4600                       HEALTHCARE RECOVERIES, INC.
                                                1400 WATTERSON TOWER
                                             LOUISVILLE, KENTUCKY 40218
                                                   (502) 454-1340



                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                Proposed Maximum   Proposed Maximum
                                                  Amount to    Offering Price Per Aggregate Offering    Amount of
Title of Securities to be Registered            be Registered       Share(1)           Price(1)      Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share........ 300,000        $20.375            $6,112,500         $1,803.19
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Healthcare Recoveries, Inc. on December 3, 1997.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Certain Documents by Reference.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Prospectus, which forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-23287);

             (b) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997; and

             (c) The description of Registrant's common stock, par value $.001 per share ("Common Stock"), contained in the Registration Statement on Form 8-A, filed on May 20, 1997.

     All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.      Description of Securities.

             Inapplicable.

Item 5.      Interests of Named Experts and Counsel.

             Inapplicable.

Item 6.      Indemnification of Directors and Officers.

     The following summary is qualified in its entirety by reference to the complete text of the statute, the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and the Registrant's Amended and Restated Bylaws (the "Bylaws").

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         The Registrant's Certificate of Incorporation provides that no director shall be personally liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. The Registrant's Certificate of Incorporation further provides that the Registrant will indemnify, to the fullest extent authorized or permitted and in the manner provided by law, any person made, or threatened to be made, a party to any action, suit, or proceeding (whether civil, criminal, or otherwise) by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity.

         The Registrant's Bylaws provide that no person shall be liable to the Registrant for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person as a director, officer, employee or agent of the Registrant in good faith, if such person (a) exercised or used the same degree of care and skill as a prudent person would have exercised or used under the circumstances in the conduct of such person's own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Registrant or upon statements made or information furnished by officers or employees of the Registrant which such person had reasonable grounds to believe.

         The Registrant's Bylaws further provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant may choose to indemnify an employee or agent of the Registrant under the Bylaws in the same manner set forth above. In the case of an action brought by or in the right of the corporation, Registrant shall indemnify a director or officer, and may indemnify an employee or agent of the Registrant, against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in performance of his or her duty to the Registrant unless a court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

         The Registrant maintains directors and officers liability insurance. Such insurance has a deductible of $500,000 for claims arising out of securities law, a deductible of $200,000 for all other types of claims and an annual per occurrence and aggregate cap on coverage of $10 million.


Item 7.      Exemption From Registration Claimed.

             Inapplicable.

Item 8.      Exhibits.

Exhibit        Description
-------        -----------

4.1            Amended and Restated Certificate of Incorporation of Registrant
               (incorporated by reference to Exhibit 3.1 of Registrant's
               Registration Statement on Form S-1, Registration No. 333-23287).

4.2 Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's Registration Statement on Form S-1, Registration No. 333-23287).

4.3            Specimen Stock Certificate (incorporated by reference to Exhibit
               4.1 of Registrant's Registration Statement on Form S-1, File No.
               333-23287).

5.1 Opinion of King & Spalding regarding legality of shares being registered.

23.1           Consent of Coopers & Lybrand L.L.P.

23.2 Consent of King & Spalding (contained in the opinion filed as Exhibit 5.1).

99.1           Healthcare Recoveries, Inc. Employee Stock Purchase Plan.


Item 9.      Undertakings.

         The undersigned Registrant hereby undertakes:

                  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, Healthcare Recoveries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on this 10th day of October, 1997.


                                   HEALTHCARE RECOVERIES, INC.


                                   By:  /s/ Patrick B. McGinnis
                                        --------------------------------------
                                        Patrick B. McGinnis
                                        Chairman and Chief  Executive officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.


Signature                       Title                           Date
---------                       -----                           ----


/s/ Patrick B. McGinnis         Chairman,                       October 10, 1997
---------------------------     Chief Executive
Patrick B. McGinnis             Officer, and Director



/s/ Douglas R. Sharps           Executive Vice                  October 8, 1997
---------------------------     President -- Finance
Douglas R. Sharps               and Administration,
                                Chief Financial
                                Officer and Secretary



/s/ William C. Ballard, Jr.     Director                        October 20, 1997
---------------------------
William C. Ballard, Jr.


/s/ Jill L. Force               Director                        October 10, 1997
---------------------------
Jill L. Force


/s/ John H. Newman              Director                        October 20, 1997
---------------------------
John H. Newman


/s/ Elaine J. Robinson          Director                        October 10, 1997
---------------------------
Elaine J. Robinson


/s/ Chris B. Van Arsdel         Director                        October 20, 1997
---------------------------
Chris B. Van Arsdel

                                  EXHIBIT INDEX


Exhibit                        Description                                Page
-------                        -----------                                ----
4.1       Amended and Restated Certificate of Incorporation
          of Registrant (incorporated by reference to Exhibit
          3.1 of Registrant's Registration Statement on Form S-1,
          Registration No. 333-23287).                                      --

4.2       Amended and Restated By-Laws of Registrant
          (incorporated by reference to Exhibit 3.2 of Registrant's
          Registration Statement on Form S-1, Registration
          No. 333-23287).                                                   --

4.3       Specimen Stock Certificate (incorporated by reference
          to Exhibit 4.1 of Registrant's Registration Statement
          on Form S-1, File No. 333-23287).                                 --

5.1       Opinion of King & Spalding regarding legality of
          shares being registered.                                          --

23.1      Consent of Coopers & Lybrand L.L.P.                               --

23.2      Consent of King & Spalding (contained in the opinion
          filed as Exhibit 5.1).                                            --

99.1      Healthcare Recoveries, Inc. Employee Stock Purchase Plan.         --